WESTMORELAND COAL COMPANY

1995 LONG-TERM INCENTIVE STOCK PLAN




	SECTION 1. Purpose. The purpose of the 1995 Long-Term Incentive Stock Plan (the "Plan") of the Company is (a) to align the interests of shareholders and employees of the Company by encouraging and creating ownership of Common Stock of Westmoreland Coal Company by officers and other salaried employees of the Company; (b) to enable the Company to attract and retain qualified officers and employees who contribute to the Company's success by their ability and ingenuity; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives.

	SECTION 2. Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

	2.01. "Award" means any Option, Restricted Stock, or any other right or interest relating to Shares, granted under the Plan.

	2.02. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

	2.03.  "Board" means the Board of Directors of Westmoreland
Coal Company.

	2.04.  "Change of Control" and related terms are defined in
Section 9.

	2.05. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

	2.06. "Committee" means the Compensation and Benefits Committee of the Board of Directors, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of three or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" under
Section 162(m) of the Code.

	2.07. "Company" means Westmoreland Coal Company and each of its Subsidiaries, together with any successor thereto.

	2.08 "Date of Grant" means the date on which an Award is granted.

	2.09. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.



	2.10. "Fair Market Value" means, with respect to Shares or Awards, the fair market value of such Shares or Awards determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report;
provided, that if there were no sales on the valuation date, the Fair Market Value shall be the closing price on the nearest date after the valuation date.

	2.11. "Incentive Stock Option" means an Option that is intended by the Committee to meet the requirements of Section 422 of the Code.

	2.12. "Non-Qualified Stock Option" means an Option that is not intended by the Committee to be an Incentive Stock Option, and is designated as such, or represents that part of an Option in excess of the amount qualifying as an Incentive Stock Option, under provisions of the Code.

	2.13. "Option" means a right, granted to an individual who meets the eligibility requirements under Section 5, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

	2.14. "Participant" means a person who has been granted an Award under the Plan.

	2.15.  "Plan" is defined in Section 1.

	2.16 "Restricted Stock" means an Award, payable in Shares, that is granted subject to a risk of forfeiture if the Participant ceases to be employed by the Company during a specified period (the "restriction period"), or if performance criteria specified by the Committee are not met. A Restricted Stock Award may provide a vesting schedule under which vesting could occur at an earlier date than otherwise established if specified performance criteria are met before the end of the restriction period. The restriction period and the vesting schedule shall be determined by the Committee in its discretion.

	2.17. "Rule 16b-3" means Rule 16b-3, as from time to time amended, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

	2.18. "Shares" means the Common Stock, $2.50 par value, of Westmoreland Coal Company and such other securities of Westmoreland Coal Company as may be substituted for Shares or such other securities pursuant to Section 10.

	2.19. "Subsidiary" means any corporation with respect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary.

	2.20. "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules in section 425(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and 425(f) of the Code.



	SECTION 3.  Administration.

	3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions and any other necessary actions in administering the Plan, unless precluded in this document:

		(i) to select and designate persons to whom Awards shall be granted;

		(ii)  to designate Subsidiaries;

		(iii) to determine the type or types of Awards to be granted to each person eligible under Section 5;

		(iv) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan
(including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance or other conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

		(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

		(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

		(vii) to adopt, amend, suspend, waive, and rescind rules and regulations relating to the Plan and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

		(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

		(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.



	3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

	3.03. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or by a professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

	SECTION 4. Shares Subject to the Plan. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 350,000, but no more than 100,000 can be granted in the form of Restricted Stock. If any Shares to which an Award relates are forfeited or the Award is terminated without a distribution of Shares, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that such Shares shall be available for issuance only to the extent permitted under Rule 16b-3.

	SECTION 5. Eligibility. Awards may be granted only to individuals who are officers or other salaried employees (including employees who are also directors) of the Company. No Award shall be granted to any non-employee director. An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and conditions of exercise as described in Section 6.03. with respect to such person.

	SECTION 6.  Specific Terms of Awards.

	6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant.



	6.02. Restricted Stock. The Committee is authorized to grant Restricted Stock to persons eligible under Section 5 on the following terms and conditions:

		(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee shall determine.

		(ii) Vesting Conditions. Restricted Stock shall cease to be subject to forfeiture at the end of the restriction period if the Participant remains an employee of the Company throughout the restriction period, and if applicable, any performance criteria specified by the Committee are met during the restriction period (or, if the Committee so provides, vesting could occur at an earlier date than otherwise established if the preestablished performance criteria are met at an earlier date). Notwithstanding the aforesaid, the Committee may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

		(iii) Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. As soon as reasonably possible after vesting has occurred, the Company will cause a certificate of shares registered in the name of the Participant to be issued and delivered to the Participant.

		(iv) Rights of Shareholders. A Participant shall have no rights as a shareholder (including the right to vote, or to receive dividends) until the Restricted Stock has vested and certificates of shares are registered in his or her name.

	6.03 Options. The Committee is authorized to grant Options to persons eligible under Section 5 on the following terms and conditions:

		(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such Option. Additionally, the exercise price per Share of any Incentive Stock Options granted to a Ten
Percent Shareholder shall not be less than 110 percent of the Fair Market Value of a Share on the Date of Grant of such Option.



		(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant. Incentive Stock
Options granted to a Ten Percent Shareholder shall expire not later than five years after the Date of Grant.

		(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

	SECTION 7.  Certain Provisions Applicable to Awards.

	7.01. Maximum Individual Option Grants. For purposes of qualifying for Section 162(m) of the Code, no Participant may receive Options during the life of the Plan covering or representing more than 90,000 Shares.

	7.02. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award granted exceed a period of ten years from the Date of Grant.

	SECTION 8.  General Restrictions Applicable to Awards.

	8.01.  Restrictions Under Rule 16b-3.

		8.01.1. Nontransferability. Awards which constitute derivative securities (including any option or other award in the nature of a right) shall not be transferable by a Participant except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security
Act of 1974, as amended, or the rules thereunder.  Incentive
Stock Options and, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

		8.01.2. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule
16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

	8.02. Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

	SECTION 9. Change of Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration and valuation provisions shall apply in the event of a "Change in Control" as defined in this Section 9:

	9.01. Acceleration and Cash-Out Rights. In the event of a "Change in Control," as defined in Section 9.02, automatically in the case of Participants subject to Section 16 of the Exchange
Act, and unless otherwise determined by the Board in writing at or after grant but prior to the occurrence of the Change of Control in the case of Participants not subject to Section 16 of the Exchange Act.

		(i)  All Restricted Stock shall be deemed fully vested;
and

		(ii)  Any Option that was not previously exercisable and
vested shall become fully exercisable 	and vested.

	9.02. Change of Control. For purposes of Section 9.01, a "Change of Control" shall mean:

		(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Common
Stock of the Company (the "Outstanding Company Common Stock") or (ii) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting
Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control; (i) any acquisition by the Company or any of its subsidiaries,
(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners; respectively, of the Outstanding Company Common Stock and Outstanding Company
Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding
Company Common Stock and Outstanding Company Voting
Securities, as the case may be; or

		(b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;
provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents;
or

		(c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company
Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

		SECTION 10. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the limit on the number of Shares subject to Option Grants for any Participant, (iii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

	SECTION 11.  Changes to the Plan and Awards.

	11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him. Notwithstanding the foregoing, without the approval of the shareholders of Westmoreland Coal Company, no amendment may be made that would
(i) materially increase the aggregate number of Shares that may be issued under the Plan, except by operation of section 10, (ii) materially modify the requirements for eligibility to participate in the Plan, or (iii) materially increase the benefits accruing to Participants.


	SECTION 12.  General Provisions.

	12.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

	12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

	12.03. Tax Withholding. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts for withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

	12.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

	12.05. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company;
provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

	12.06. Other Compensatory Arrangements. The Company shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

	12.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.


	12.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

	SECTION 13. Effective Date. The Plan shall become effective on February 1, 1995; provided, however, that within one year after such date, the Plan shall have been approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Company's shareholders, or any adjournment thereof. The termination date of the Plan shall be February 1, 2005.